Exhibit 10.1

INVESTOR RIGHTS AGREEMENT

among

NYMEX HOLDINGS, INC.,

GENERAL ATLANTIC PARTNERS 82, L.P.,

GAPSTAR, LLC,

GAP COINVESTMENTS III, LLC,

GAP COINVESTMENTS IV, LLC,

GAP COINVESTMENTS CDA, L.P.

and

GAPCO GMBH & CO. KG

Dated: March 14, 2006

i

		Page
9.7	GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION	22
9.8	WAIVER OF JURY TRIAL	22
9.9	Severability	23
9.10	Rules of Construction	23
9.11	Entire Agreement	23
9.12	Term of Agreement	23
9.13	Further Assurances	23

EXHIBITS

A	Certificate of Incorporation
B	Bylaws
C-1	Form of Transfer Agreement (Previously issued shares)
C-2	Alternate Form of Transfer Agreement (Previously issued shares)

SCHEDULE

I	Competitors
6.2	Membership Department Procedures

ii

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT, dated as of March 14, 2006, by and among NYMEX HOLDINGS, INC., a Delaware corporation (the “Company”), GENERAL ATLANTIC PARTNERS 82, L.P., a Delaware limited partnership (“GAP LP”), GAPSTAR, LLC, a Delaware limited liability company (“GapStar”), GAP COINVESTMENTS III, LLC, a Delaware limited liability company (“GAP Coinvestments III”), GAP COINVESTMENTS IV, LLC, a Delaware limited liability company (“GAP Coinvestments IV”), GAP COINVESTMENTS CDA, L.P., a Delaware limited partnership (“GAP Coinvestments CDA”), and GAPCO GMBH & CO. KG, a German limited partnership (“GmbH Coinvestment”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of November 14, 2005 and as amended on February 10, 2006 (as amended, the “Stock Purchase Agreement”), among the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment, the Company has agreed to issue and sell to GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV and GmbH Coinvestment shares of Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”);

WHEREAS, on March 13, 2006, GAP Coinvestments CDA executed a letter agreement to formally become a party to the Stock Purchase Agreement as a “Purchaser” thereunder;

WHEREAS, concurrently herewith, the Company, GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA and GmbH Coinvestment are entering into the Registration Rights Agreement, dated as of the date hereof (the “Registration Rights Agreement”); and

WHEREAS, the parties hereto wish to restrict the transfer of the Shares (as hereinafter defined) and to provide for, among other things, first offer and preemptive rights, corporate governance rights and obligations and certain other rights under certain conditions.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms have the meanings indicated:

“Additional Preemptive Rights Notice” has the meaning set forth in Section 4.1(b).

“Affiliate” means any Person who is an “affiliate” as defined in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act.

“Agreement” means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Bylaws” means the Amended Bylaws of the Company, a copy of which is attached hereto as Exhibit B.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such Person’s capital stock (including, without limitation, common stock and preferred stock) and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

“Certificate of Incorporation” means the Certificate of Incorporation, a copy of which is attached hereto as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company or any other Capital Stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company, including, without limitation, the Pre-IPO Common Stock and the Conversion Common Stock.

“Common Stock Equivalents” means, as to any Person, any security or obligation that is by its terms, directly or indirectly, convertible into or exchangeable or exercisable for shares of Common Stock, including, without limitation the Preferred Stock, and any option, warrant or other subscription or purchase right with respect to Common Stock or any Common Stock Equivalent.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Option” has the meaning set forth in Section 3.1(b).

“Company Option Period” has the meaning set forth in Section 3.1(b).

“Competitor” means those Persons listed on Schedule I to this Agreement.

“Contract Date” has the meaning set forth in Section 3.1(d).

“Conversion Common Stock” means all shares of Common Stock other than the Pre-IPO Common Stock.

“Director” means a member of the Board of Directors.

“Dubai” means, collectively, DME Holdings Limited, a limited company incorporated under the laws of Bermuda, and its sole Subsidiary the Dubai Mercantile Exchange (DME) Limited, a limited liability company formed under the laws of the Dubai International Financial Centre, United Arab Emirates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchanges” means the New York Mercantile Exchange, Inc., a Delaware non-stock corporation, and Commodity Exchange, Inc., a New York not-for-profit corporation.

“Exempt Issuances” has the meaning set forth in Section 4.1.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“GAP Coinvestments III” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments IV” has the meaning set forth in the preamble to this Agreement.

“GAP Coinvestments CDA” has the meaning set forth in the preamble to this Agreement.

“GAP LP” has the meaning set forth in the preamble to this Agreement.

“GapStar” has the meaning set forth in the preamble to this Agreement.

“General Atlantic” means General Atlantic LLC, a Delaware limited liability company and the general partner of GAP LP and GAP Coinvestments CDA and the sole member of GapStar, and any successor to such entity.

“General Atlantic Director” has the meaning set forth in Section 7.1(a).

“General Atlantic Observer” has the meaning set forth in Section 7.1(d).

“General Atlantic Stockholders” means GAP LP, GapStar, GAP Coinvestments III, GAP Coinvestments IV, GAP Coinvestments CDA, GmbH Coinvestment, any Subsequent General Atlantic Purchaser and any Permitted Transferee thereof to whom Shares are transferred in accordance with Section 2.2 of this Agreement, and the term “General Atlantic Stockholder” shall mean any such Person.

“GmbH Coinvestment” has the meaning set forth in the preamble to this Agreement.

“GmbH Management” means GAPCO Management GmbH, a German company with limited liability and the general partner of GmbH Coinvestment, and any successor to such entity.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Initial Public Offering” means the first bona fide firm commitment underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act, and in which the underwriting is lead managed by an internationally recognized investment banking firm and the shares of Common Stock are listed on The New York Stock Exchange, Inc., The NASDAQ Stock Market, Inc. or another internationally recognized stock exchange.

“IPO Effectiveness Date” means the date upon which the Company closes its Initial Public Offering.

“IPO Filing” has the meaning set forth in Section 4.5(a).

“IPO Notice” has the meaning set forth in Section 4.5(a).

“IPO Participant Allotment” has the meaning set forth in Section 4.5(a).

“IPO Participants” has the meaning set forth in Section 4.5(a).

“IPO Shares” has the meaning set forth in Section 4.5(a).

“Knowledge” means as to any Person (a) if such Person is an entity, the actual knowledge of any officer of such entity after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company, and (b) if such Person is an individual, the actual knowledge of such individual after reasonable inquiry; provided that, reasonable inquiry shall in the case of any determination of a Person’s beneficial ownership of the Capital Stock of the Company be deemed to be satisfied upon review of the Schedules 13D and 13G and Forms 3, 4 and 5 filed by such Person with the Commission under the Exchange Act with respect to the Company. In all cases,

Knowledge shall be deemed to include the contents of all Schedules 13D or 13G or Forms 3, 4 or 5 filed with the Commission under the Exchange Act with respect to the Company, whether or not actually reviewed.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or security interest of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

“London” means, collectively, NYMEX Europe Exchange Holdings Limited, a private limited company incorporated under the laws of England and Wales, and its sole Subsidiary NYMEX Europe Limited, a limited liability company incorporated under the laws of England and Wales.

“Members” means holders, including owners and lessees, of Class A Memberships of New York Mercantile Exchange, Inc.

“New Issuance Notice” has the meaning set forth in Section 4.1.

“New Securities” has the meaning set forth in Section 4.1.

“Offer Price” has the meaning set forth in Section 3.1(a).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Offering Notice” has the meaning set forth in Section 3.1(a).

“Other Preemptive Rightholder” has the meaning set forth in Section 4.1(b).

“Permitted Transferee” has the meaning set forth in Section 2.2.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Preemptive Rightholder(s)” has the meaning set forth in Section 4.1(a).

“Preferred Stock” has the meaning set forth in the recitals to this Agreement.

“Pre-IPO Common Stock” means, collectively, the Series A-1 Common Stock, the Series A-2 Common Stock and the Series A-3 Common Stock.

“Proposed Price” has the meaning set forth in Section 4.1.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other governmental authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

“Restricted Action” has the meaning set forth in Section 6.1(d).

“Sale Transaction” means, whether in a single transaction or a series of related transactions, (a) the merger, tender offer or other business combination of the Company into or with one or more Persons or of one or more Persons into or with the Company or any stock sale followed by any such merger, tender offer or other business combination, in each case in which the stockholders of the Company immediately prior to such transaction do not retain at least a majority of the voting power of the surviving Person or parent of the surviving or acquiring Person or (b) the voluntary sale, conveyance, exchange or transfer to another Person of all or substantially all of the assets of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder” has the meaning set forth in Section 3.1(a).

“Series A-1 Common Stock” means the Common Stock designated as Series A-1 Common Stock in the Certificate of Incorporation.

“Series A-2 Common Stock” means the Common Stock designated as Series A-2 Common Stock in the Certificate of Incorporation.

“Series A-3 Common Stock” means the Common Stock designated as Series A-3 Common Stock in the Certificate of Incorporation.

“Shares” means, with respect to each Stockholder, all shares, whether now owned or hereafter acquired, of Common Stock, Preferred Stock and each other class or series of preferred stock of the Company hereafter created, and any other Common Stock Equivalents owned thereby; provided, however, that for the purposes of any computation of the number of Shares pursuant to Sections 2, 3, 4.1 and 4.2, all outstanding Common Stock Equivalents shall be deemed converted, exercised or exchanged as applicable and the shares of Common Stock issuable upon such conversion, exercise or exchange shall be deemed outstanding, whether or not such conversion, exercise or exchange has actually been effected.

“Standstill Ceiling” has the meaning set forth in Section 6.1(a).

“Standstill Expiration Date” means March 14, 2011.

“Stock Election” has the meaning set forth in Article Fourth, Section (b) of the Certificate of Incorporation.

“Stock Purchase Agreement” has the meaning set forth in the recitals to this Agreement.

“Stockholders” means (a) the General Atlantic Stockholders and any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement in accordance with Section 2.4 and (b) any Person who has agreed to be bound by the terms and conditions of this Agreement, and the term “Stockholder” shall mean any such Person.

“Stockholders Meeting” means any regular or special meeting of stockholders of the Company.

“Subject Purchaser” has the meaning set forth in Section 4.1.

“Subsequent General Atlantic Purchaser” means any Affiliate of General Atlantic that, after the date hereof, acquires Shares.

“Subsidiaries” means, as of the relevant date of determination, with respect to any Person, a corporation or other Person of which fifty percent (50%) or more of the voting power of the outstanding voting equity securities or fifty percent (50%) or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. For the avoidance of doubt, the Exchanges are Subsidiaries of the Company. With respect to London and Dubai, the covenants made in Section 7.5 of this Agreement shall apply only to the extent that such items are within the Company’s reasonable control.

“Third Party Purchaser” has the meaning set forth in Section 3.1(a) of this Agreement.

“transfer” has the meaning set forth in Section 2.1.

“Written Consent” means any written consent executed in lieu of a Stockholders Meeting.

2. Restrictions on Transfer of Shares.

2.1 Limitations on Transfer. Prior to the earlier to occur of (i) June 30, 2008 and (ii) the IPO Effectiveness Date, no Stockholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any Shares or any right, title or interest therein or thereto, except in accordance with the provisions of Sections 2.2 and 2.6. Any attempt to transfer any Shares or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

2.2 Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, but subject to Sections 2.3 and 2.4, (i) each Stockholder may at any time transfer all or a portion of its Shares to any of its Affiliates and (ii) GapStar may pledge and grant a security interest in all or any portion of its Shares to secure certain of its obligations (the Persons referred to in the preceding clauses (i) and (ii) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Shares pursuant to this Section 2.2 may transfer its Shares pursuant to this Section 2.2 only to the transferor Stockholder or to a Person that is a Permitted Transferee of such transferor Stockholder. No Stockholder shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

2.3 Permitted Transfer Procedures. If any Stockholder wishes to transfer Shares (other than a pledge by GapStar) to a Permitted Transferee under Section 2.2 such Stockholder shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Stockholder, and the number of Shares proposed to be transferred to such Permitted Transferee.

2.4 Transfers in Compliance with Law; Substitution of Transferee. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Agreement unless (a) if to a Permitted Transferee, the Permitted Transferee (other than in the case of a pledge by GapStar) has agreed in writing to be bound by the terms and conditions of this Agreement and the Registration Rights Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-1, (b) if to a Third Party Purchaser, the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit C-2, (c) the transfer complies in all respects with the applicable provisions of this Agreement and (d) the transfer complies in all respects with applicable federal and state securities laws, including, without limitation, the Securities Act. If requested by the Company, an opinion of counsel to such transferring Stockholder reasonably satisfactory to the Company shall be supplied to the Company, at such transferring Stockholder’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a party to this Agreement, the Permitted Transferee of a General Atlantic Stockholder shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a General Atlantic Stockholder hereunder with respect to the Shares transferred to such Permitted Transferee.

2.5 Special Transfer Restriction. Notwithstanding anything to the contrary in this Agreement and for so long as the Stockholders beneficially own any Shares, none of the Stockholders shall transfer all or any portion of its Shares to any Person that is at the time of such transfer (a) to the Knowledge of such Stockholder, a Competitor or (b) solely with respect to transfers effected after the IPO Effectiveness Date, to the Knowledge of such Stockholder, the beneficial owner of ten percent (10%) or more of the outstanding Common Stock; provided that, (i) the foregoing restriction shall not be applicable to any transfer pursuant to Sections 2.2 or 2.6, and (ii) on and after the IPO Effectiveness Date, nothing contained in this Section 2.5 or in the definition of “Competitors” shall prohibit the transfer of Shares by any Stockholder (x) to (or otherwise arranged or placed by) a broker, a dealer or a market maker of the shares of Capital Stock of the Company in the ordinary course of such Person’s business (such ordinary course of business to include, without limitation, transfers made pursuant to Rule 144 promulgated under the Securities Act and private placement sales to (or arranged by) such Person), (y) to an underwriter, initial purchaser or other intermediary in connection with an underwritten offering of Capital Stock of the Company or (z) through the facilities of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded.

2.6 Exception. Notwithstanding anything to the contrary set forth in this Agreement (including this Article 2 and Article 3), any Stockholder may at any time transfer its Shares pursuant to a Sale Transaction approved by the Board of Directors.

3. Right of First Offer.

3.1 Proposed Voluntary Transfers.

(a) Offering Notice. If at any time after June 30, 2008 but prior to the IPO Effectiveness Date, any Stockholder (a “Selling Stockholder”) wishes to transfer in a bona fide transaction all or any portion of its or his Shares to any Person (other than pursuant to Sections 2.2 and 2.6) (a “Third Party Purchaser”), such Selling Stockholder shall offer such Shares first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (i) the number of Shares proposed to be transferred (the “Offered Securities”); (ii) the proposed purchase price per Share for the Offered Securities, which shall not be greater than the fair market value thereof, determined in the manner set forth in the penultimate sentence of this Section 3.1(a) (the “Offer Price”); and (iii) the terms and conditions of such sale. The Offering Notice shall also include a determination by a nationally recognized investment banking firm or other nationally recognized expert experienced in the valuation of companies engaged in the business conducted by the Company (and selected by the Selling Stockholders) of the fair market value of the Offered Securities, which fair market value shall be determined by such firm or expert without regard to any “minority” or “illiquidity” discount or “control” premium. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the right of first offer provided for herein shall have been waived or shall have expired.

(b) Company Option; Exercise. For a period of thirty (30) days after the giving of the Offering Notice pursuant to Section 3.1(a) (the “Company Option Period”), the Company or its designee(s) shall have the right (the “Company Option”) but not the obligation to purchase all, but not less than all, of the Offered Securities at a purchase price equal to the Offer Price of the Offered Securities and upon the terms and conditions set forth in the Offering Notice. The right of the Company and/or its designee(s) to purchase all of the Offered Securities under this Section 3.1(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Stockholder, which notice shall state the number of Offered Securities proposed to be purchased by the Company or its designee(s). The failure of the Company and/or its designee(s) to respond within the Company Option Period shall be deemed to be an irrevocable waiver of the Company Option; provided that, the Company may waive its rights under this Section 3.1(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Stockholder.

(c) Closing. The closing of the purchase of the Offered Securities purchased by the Company or its designee(s) under Section 3.1(b) shall be held at the executive office of the Company at 11:00 a.m., local time, on the fiftieth (50th) day after the giving of the Offering Notice pursuant to Section 3.1(a) or at such other time and place as the parties to the transaction may agree. At such closing, the Selling Stockholder shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities, that the transfer has been duly authorized by the Selling Stockholder and that the transfer does not conflict with the Selling Stockholder’s organizational documents, if applicable, material contracts or any laws, rules or regulations applicable to such Selling Stockholder or any of its properties or assets. The Selling Stockholder shall not be required to make any additional representations and warranties. The Company and/or its designee(s), as the case may be, purchasing Offered Securities shall deliver at the closing payment in full in immediately available funds for the Offered Securities purchased by it or him. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(d) Sale to a Third Party Purchaser. Unless the Company or its designee(s) elects to purchase all, but not less than all, of the Offered Securities pursuant to Section 3.1(b), the Selling Stockholder may sell all, but not less than all, of the Offered Securities to a Third Party Purchaser in a bona fide transaction at a price per Share that is not less than the Offer Price; provided, however, that such sale is made pursuant to an agreement entered into within 90 days after (x) the expiration of the

Company Option Period or (y) the waiver by the Company of its option to purchase the Offered Securities (the “Contract Date”). If such sale is not consummated within ninety (90) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Stockholder without again offering the same to the Company in accordance with this Section 3.1. Notwithstanding any other provision of this Agreement, no transfer may be made pursuant to this Section 3.1 except in accordance with Section 2.4.

4. Future Issuance of Shares; Preemptive Rights.

4.1 Offering Notice.

(a) Except for (i) a subdivision of the outstanding shares of Common Stock into a larger number of shares of, or a pro rata stock dividend to all stockholders of, Common Stock, (ii) shares of Common Stock offered pursuant to the Initial Public Offering, (iii) shares of Common Stock issued in consideration of an acquisition by the Company or any Subsidiary of another Person that has been approved by the Board of Directors in accordance with the terms of the Certificate of Incorporation and the Bylaws, (iv) shares of Capital Stock of the Company issued in connection with any joint venture, partnership, strategic alliance or other similar arrangement where the primary purpose is not financing or where there is not a financing provided by a private equity firm, a venture capital firm, a hedge fund or similar pooled investment vehicle and (v) shares of Conversion Common Stock issuable upon conversion of the Preferred Stock ((i)-(v) being referred to collectively as “Exempt Issuances”), if at any time prior to the IPO Effectiveness Date, the Company wishes to issue any Capital Stock or any Common Stock Equivalents of the Company (collectively, “New Securities”) to any Person (the “Subject Purchaser”), then the Company shall offer a number of such New Securities equal to the product of (1) the number of such New Securities, multiplied by (2) the quotient obtained by dividing (A) the number of Shares then owned by the General Atlantic Stockholders, by (B) the number of shares of Common Stock outstanding on a fully diluted basis immediately prior to issuance of any of such New Securities to each of the General Atlantic Stockholders (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders”) by sending written notice (each, a “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (x) the number of New Securities proposed to be issued, (y) the number of such New Securities to be initially allocated to the Preemptive Rightholders and (z) the proposed purchase price per security of such New Securities (the “Proposed Price”). Upon delivery of any New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

(b) Subject to the Standstill Ceiling set forth in Section 6, if the Company has granted preemptive rights to any other Person (each, an “Other Preemptive Rightholder”) that are triggered by the issuance of New Securities, and such Other Preemptive Rightholder elects not, or otherwise fails, to subscribe for, or to purchase, the full number of such New Securities to which such Other Preemptive

Rightholder was granted the right to subscribe for, or to purchase, pursuant to the terms of such Other Preemptive Rightholder’s preemptive rights, the Company shall then offer the full number of such New Securities not so subscribed for, or to be purchased by, such Other Preemptive Rightholder to the Preemptive Rightholders by sending written notice (each, an “Additional Preemptive Rights Notice”) to each of the Preemptive Rightholders, which Additional Preemptive Rights Notice shall state (x) the number of such New Securities initially allocated to all of the Other Preemptive Rightholders, (y) the number of such New Securities subscribed for or to be purchased by all of the Other Preemptive Rightholders and (z) the number of such New Securities that shall be allocated to the Preemptive Rightholders pursuant to this Section 4.1(b), which number shall be in addition to the number of New Securities allocated to the Preemptive Rightholders pursuant to Section 4.1(a) above. Upon delivery of an Additional Preemptive Rights Notice, such offer shall be irrevocable unless and until the rights provided for in Section 4.2 shall have been waived or shall have expired.

4.2 Preemptive Rights; Exercise.

(a) Subject to the Standstill Ceiling set forth in Section 6, for a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Section 4.1(a) and for a period of ten (10) days after the giving of any Additional Preemptive Rights Notice pursuant to Section 4.1(b), each of the Preemptive Rightholders shall have the right to purchase the number of the New Securities set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be, at a purchase price equal to the Proposed Price and upon the same terms and conditions set forth in the New Issuance Notice and the Additional Preemptive Rights Notice, as the case may be. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights as a Preemptive Rightholder pursuant to this Section 4.2.

(b) The right of each Preemptive Rightholder to purchase the New Securities under subsection (a) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period or 10-day period, as the case may be, referred to in Section 4.2(a) above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Section 4.2(a). The failure of a Preemptive Rightholder to respond within such 20-day period or 10-day period, as the case may be, shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Section 4.2(a); provided that, each Preemptive Rightholder may waive its rights under Section 4.2(a) prior to the expiration of such 20-day period or 10-day period, as the case may be, by giving written notice to the Company.

4.3 Closing. The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Section 4.2 shall be held at the executive office of the Company at 11:00 a.m., local time, on (a) the date of the closing of the sale to the Subject Purchaser made pursuant to Section 4.4 or (b) at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all Liens (other than those arising hereunder, arising under the Registration Rights Agreement, the Certificate of Incorporation, the Bylaws, securities laws and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and nonassessable. In addition, the Company shall make the same additional representations and warranties to the Preemptive Rightholders such as the Company shall have agreed to make to the Subject Purchaser. Each Preemptive Rightholder purchasing the New Securities shall deliver at the closing payment in full in immediately available funds for the New Securities purchased by him or it. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

4.4 Sale to Subject Purchaser. The Company may sell to the Subject Purchaser all of the New Securities not purchased by the Preemptive Rightholders pursuant to Sections 4.2 and 4.3 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that, such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Section 4.2, and (ii) the expiration of the 20-day period or the 10-day period, as the case may be, referred to in Section 4.2. If such sale is not consummated within 90 days after such contract has been entered into for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Section 4. The closing of any issuance and purchase pursuant to this Section 4.4 shall be held at a time and place as the parties to the transaction may agree within such 90-day period.

4.5 Initial Public Offering.

(a) Subject to applicable Requirements of Law and the Standstill Ceiling, in connection with the Company’s Initial Public Offering (provided that, the initial filing of the registration statement to register the Company’s securities (the “IPO Filing”) with the Commission occurs at least twelve (12) months after the date of this Agreement), the Company shall offer to each of the stockholders of the Company (including the General Atlantic Stockholders) and, in the Company’s sole discretion, other Persons (the “IPO Participants”) the right to purchase its IPO Participation Allotment (as hereinafter defined) at the final price per share (after deduction of such underwriters, broker or dealers fees, discounts and commissions) set forth on the front cover of the final prospectus included in the Registration Statement filed under the Securities Act for the Initial Public Offering by sending written notice (the “IPO Notice”) to the IPO Participants at such time as is reasonably determined by the Company and the managing underwriter of the Initial Public Offering. The IPO Notice shall state (i) that each IPO Participant has the right to purchase up to its IPO Participation Allotment, (ii)

the date by which each IPO Participant must make its election to purchase all or a portion of its IPO Participation Allotment and (iii) such other terms and conditions applicable to the purchase of the IPO Shares as may be reasonably required by the managing underwriter of the Initial Public Offering. For purposes hereof, “IPO Participation Allotment” means, (i) with respect to each stockholder of the Company, the excess of (1) the product of (x) 5% of the total number of shares of Common Stock offered in the Initial Public Offering (such 5% of the number of shares being offered referred to as the “IPO Shares”) multiplied by (y) a fraction, the numerator of which is the total number of shares of Common Stock owned by such stockholder and the denominator of which is the total number of shares of Common Stock owned by all stockholders of the Company (on a fully diluted basis) minus (2) such stockholder’s pro rata share (calculated based on the same fraction set forth in the immediately preceding clause (y)) of the total number of IPO Shares that the Company elects to offer to Persons other than the stockholders of the Company, and (ii) with respect to each Person other than the stockholders of the Company, the number of IPO Shares that the Company elects to offer to such Person. Any of the General Atlantic Stockholders may assign to any of its Affiliates all or any portion of its rights pursuant to this Section 4.5(a).

(b) Each IPO Participant’s purchase of IPO Shares shall occur simultaneously with the closing of the purchase and sale of the other shares distributed in such Initial Public Offering. It is the intent of the parties, subject to Section 4.5(c) below, that the IPO Shares issued to each of the IPO Participants shall be fully registered shares, offered and sold in such Initial Public Offering.

(c) In the event that the IPO Filing occurs prior to twelve (12) months of the date of this Agreement or the Company shall otherwise reasonably determine that making such IPO Participation Allotment available to the IPO Participants is inconsistent with applicable laws and regulatory restrictions, then each IPO Participant’s right to purchase its IPO Participation Allotment shall terminate and the Company shall in lieu thereof make a concurrent private placement to the IPO Participants of their IPO Participation Allotment which private placement shall be otherwise on the same terms as the initial public offering.

5. After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares and Common Stock Equivalents of the Company now owned or that may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares or Common Stock Equivalents, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or that are acquired by a Stockholder in any other manner.

6. Standstill.

6.1 Restricted Actions. None of the General Atlantic Stockholders:

(a) shall acquire, announce an intention to acquire, offer to acquire, or enter into any agreement, arrangement or undertaking of any kind the purpose of which is to acquire, by purchase, exchange or otherwise, (a) any shares of Capital Stock or Common Stock Equivalents of the Company or (b) any shares of Capital Stock or Common Stock Equivalents of the Exchange, whether by tender offer, market purchase, privately negotiated purchase, merger or otherwise, if after such acquisition, the General Atlantic Stockholders, together with any investment entity that is an Affiliate of General Atlantic, would own voting securities of the Company or the Exchange representing greater than 20% of the voting power of the Company or the Exchange, as the case may be (such percentage, the “Standstill Ceiling”); provided, however, that, solely at the time of the Stock Election, if any, the increase in voting power resulting from such Stock Election shall not result in a breach of the Standstill Ceiling;

(b) shall at any time prior to the Standstill Expiration Date, propose (or publicly announce or otherwise disclose an intention to propose), any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving the Company that would constitute a Sale Transaction;

(c) shall at any time prior to the Standstill Expiration Date, propose or otherwise seek or solicit stockholders of the Company to nominate or attempt to nominate any Person for election as a Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation) or seek the removal or resignation of any Director (except in accordance with Section 7 and except as set forth in Article Fourth, Section (b) of the Certificate of Incorporation);

(d) shall at any time prior to the Standstill Expiration Date, otherwise seek to control the Board of Directors or the management of the Company or the Exchange (each of subsections (a) through (d), a “Restricted Action” and together, the “Restricted Actions”); or

(e) shall at any time prior to the Standstill Expiration Date (other than with respect to subsection (a) which applies before and after the Standstill Expiration Date), form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise act in concert with any Person in connection with any of the Restricted Actions;

provided, however, that, notwithstanding the foregoing, any General Atlantic Stockholder may propose to take or take any of the actions set forth in subclauses (b), (c), (d) or (e) above at any time with the prior written consent of the Board of Directors; provided, further, that, notwithstanding the foregoing (v) the General Atlantic Director may, in his or her sole discretion, take any action or omit to take any action in his or her capacity as a Director, (w) each of the General Atlantic Stockholders may vote its shares of Capital Stock of the Company at any Stockholders Meeting or in a Written Consent in any manner it, in its sole discretion, determines, (x) each of the General Atlantic Stockholders may consent to or approve, or withhold consent to or approval of, any of the Major Actions, (y) any representative of General Atlantic or any of any of its Affiliates who

serves as a director of any other portfolio company of General Atlantic or its Affiliates may take any action or omit to take any action, in his or her sole discretion, in his or her capacity as a director of such portfolio company and (z) the General Atlantic Stockholders may collectively act as a “group” for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock of the Company or Common Stock Equivalents of the Company, but in such event may not undertake any Restricted Action.

6.2 Certain Additional Restrictions. Prior to the IPO Effectiveness Date, no General Atlantic Stockholder shall acquire shares of Pre-IPO Common Stock from any other stockholder of the Company (other than another General Atlantic Stockholder) except in compliance with the procedures set forth on Schedule 6.2.

7. Corporate Governance.

7.1 General.

(a) Commencing on the date hereof and through and until the date on which the General Atlantic Stockholders in the aggregate no longer own at least 80% of the number of shares of Preferred Stock initially acquired by them (including for purposes of this calculation the shares of Conversion Common Stock issued or issuable upon conversion of such shares of Preferred Stock as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event), the Company (or the Board of Directors or a committee thereof) shall nominate and unanimously recommend to its stockholders for election, and, subject to the fiduciary duties of the Board of Directors, use its commercially reasonable efforts to elect to the Board of Directors one individual designated by the General Atlantic Stockholders who shall be a Managing Director of General Atlantic (a “General Atlantic Director”), who initially shall be William E. Ford, at each Stockholders Meeting and in each action by Written Consent at which Directors are to be elected; provided that, at any such election, the Company shall have no such obligation if there is already a General Atlantic Director on the Board of Directors whose term does not expire at such Stockholders Meeting.

(b) The Board of Directors shall create, establish and maintain an Audit Committee, a Compensation Committee, a Compliance Committee, a Governance and Nominating Committee and a Budget Committee (which shall among its other responsibilities, advise the Board of Directors with respect to annual operating and capital expenditure budgets) and such other committees of the Board of Directors that the Board of Directors shall from time to time create in its sole discretion. Each of the Governance and Nominating Committee and the Budget Committee shall be at all times comprised of five (5) Directors.

(c) Subject to any Requirement of Law or listing requirement or rule of any recognized securities exchange, over the counter market or national quotation system on which any Capital Stock of the Company is then quoted, listed or otherwise traded, the General Atlantic Director, whether elected pursuant to this Agreement or by virtue of the rights of the General Atlantic Stockholders as holders of

Preferred Stock, shall have the right to serve on, and the Company shall ensure that the General Atlantic Director has the right to serve on, (i) each committee of the Board of Directors other than the Audit Committee and (ii) each committee of the board of directors of each of the Exchanges.

(d) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, the General Atlantic Stockholders shall have the right to designate one non-voting observer (the “General Atlantic Observer”) (initially Rene M. Kern), who shall have the right to attend all regular, special and telephonic meetings of the Board of Directors; provided that, any such nonvoting observer shall sign an appropriate and customary confidentiality agreement and shall be reasonably acceptable to the Company; and provided, further, that the Company reserves the right to withhold any information and to exclude the observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel.

7.2 Vacancy. If at any time during the term of this Agreement, a vacancy is created on the Board of Directors by reason of incapacity, death, removal or resignation of a General Atlantic Director, then the General Atlantic Stockholders, acting through General Atlantic, shall designate an individual who the Company shall cause to be designated to fill such vacancy.

7.3 Reimbursement of Expenses; D&O Insurance. The Company shall reimburse the General Atlantic Stockholders, or their respective designees, for all reasonable travel and accommodation expenses incurred by the General Atlantic Director and the General Atlantic Observer in connection with the performance of their duties as a Director and as an observer of the Company upon presentation of appropriate documentation therefor in accordance with the Company’s reimbursement policies applicable to the directors. The Company shall use commercially reasonable efforts to, and each Stockholder shall use commercially reasonable efforts to cause the Board of Directors to cause the Company to, maintain a directors’ liability insurance policy.

7.4 Annual Budget; SEC Reports. Not less than thirty (30) days after the end of each fiscal year, the Company shall prepare and submit to the Board of Directors for its approval an annual operating budget of the Company and the Exchanges for the next succeeding fiscal year. So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, promptly upon their becoming available, the Company shall deliver to each of the General Atlantic Stockholders copies of (i) all SEC Reports (as hereinafter defined) of the Company, (ii) all financial statements, reports, notices and proxy statements sent or made available by the Company to its security holders, and (iii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company with any securities exchange or with the Commission or any other governmental or private regulatory authority; provided that, the Company’s obligation to deliver any of the foregoing items in clauses (i), (ii) and (iii) shall be deemed satisfied upon their timely public availability on the Commission’s EDGAR website. For purposes of this Agreement “SEC Reports,” with respect to any Person, shall mean all forms, reports, statements and other documents (including exhibits, annexes, supplements and amendments to such documents) required to be filed by it, or sent or made available by it to its security holders, under the Exchange Act, the Securities Act, any national securities exchange or quotation system or comparable governmental or regulatory entity or authority.

7.5 Financial Statements and Other Information. The Company shall deliver to each of the General Atlantic Stockholders the following:

(a) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related statements of operations and cash flows for such fiscal year, prepared in accordance with GAAP and accompanied by the opinion of a nationally recognized independent certified public accounting firm;

(b) if at any time the Company ceases to file periodic reports under Section 13 or Section 15 of the Exchange Act, then as soon as available, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, all certified by an appropriate officer of the Company as presenting fairly the consolidated financial condition as of such date and results of operations and cash flows for the periods indicated in conformity with GAAP applied on a consistent basis, subject to normal year-end adjustments and the absence of footnotes required by GAAP; and

(c) So long as the General Atlantic Stockholders have the right to designate a Director nominee pursuant to this Agreement, commencing with the month ending on March 31, 2006, as soon as available, but in any event not later than ten (10) days after the end of each month of each fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries, and the related statements of operations and cash flows for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month in the same form and substance as those delivered to the Board of Directors for such month.

7.6 Books and Records. The Company shall comply with Section 13(b)(2) of the Exchange Act.

7.7 Confidentiality. Each General Atlantic Stockholder agrees that any information furnished by the Company relating to the Company and its business may not be used for any purpose other than for evaluating and monitoring such General

Atlantic Stockholder’s investment or future investment in the Company. Each General Atlantic Stockholder agrees to use, and to use its commercially reasonable efforts to insure that its authorized representatives use, the same degree of care as such General Atlantic Stockholder uses to protect its own confidential information, to keep confidential any information furnished to it (so long as such information is not in the public domain), except that such General Atlantic Stockholder may disclose such proprietary or confidential information (i) to any investor, Subsidiary, member or parent of such General Atlantic Stockholder for the purpose of evaluating its investment in the Company as long as such investor, Subsidiary, member or parent of such General Atlantic Stockholder is subject to a customary confidentiality arrangement with such General Atlantic Stockholder, (ii) to the extent required by law, rule, regulation or legal process; provided that, the General Atlantic Stockholders will use reasonable efforts to notify the Company in advance of such disclosure so as to permit the Company to seek a protective order or otherwise contest such disclosure, and the General Atlantic Stockholders will use reasonable efforts to cooperate, at the expense of the Company, in pursuing any such protective order, (iii) to the extent such information relating to the Company’s or any of its Subsidiaries’ business is or becomes publicly available other than as a result of a breach of this Section 7.7 or (iv) to the extent the Company shall have consented to such disclosure.

8. Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by any Stockholder shall for as long as this Agreement is effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE INVESTOR RIGHTS AGREEMENT, DATED

MARCH 14, 2006, AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT.

9. Miscellaneous.

9.1 Notices. All notices, demands or other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service or personal delivery:

(a) if to the Company:

NYMEX Holdings, Inc.

One North End Avenue

World Financial Center

New York, New York 10282-1101

Telecopier: (212) 301-4568

Attention: Office of the Chairman

with a copy to the General Counsel at the same address as above and with the following facsimile number:

Telecopier: (212) 299-2299

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Telecopier: (917) 777-2204

Attention: Eric J. Friedman, Esq.

(b) if to any of the General Atlantic Stockholders:

c/o General Atlantic Service Company, LLC

3 Pickwick Plaza

Greenwich, Connecticut 06830

Telecopier: (203) 622-8818

Attention: William E. Ford

                 Matthew Nimetz, Esq.

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopier: (212) 757-3990

Attention: Douglas A. Cifu, Esq.

(c) if to any other stockholder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 9.1 designate another address or Person for receipt of notices hereunder.

9.2 Successors and Assigns; Third Party Beneficiary. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.3 Amendment and Waiver.

(a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and holders of a majority of the Shares held by the General Atlantic Stockholders and (ii) only in the specific instance and for the specific purpose for which made or given. Any such amendment, supplement, modification, waiver or consent shall be binding upon the Company and all of the Stockholders. Notwithstanding the first sentence of this Section 9.3(b), the Company, without the consent of any other party hereto, may amend this Agreement to add any Subsequent General Atlantic Purchaser as a party to the Agreement as a General Atlantic Stockholder.

9.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

9.5 Specific Performance. The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

9.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

9.7 GOVERNING LAW; CONSENT TO EXCLUSIVE JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. The parties hereto irrevocably submit to the exclusive jurisdiction of any state or federal court sitting in the County of New York, in the State of New York over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.8 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN

THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.8.

9.9 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

9.10 Rules of Construction. Unless otherwise specifically stated herein, all references herein to Sections, Schedules or Exhibits refer to Sections contained in, or Schedules or Exhibits attached to, this Agreement.

9.11 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the Exhibits and Schedules hereto, supersede all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, those certain Terms of Preferred Stock Purchase by General Atlantic entered into on September 20, 2005.

9.12 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate and be of no further force or effect on the earlier of (a) the date on which no General Atlantic Stockholder owns any Shares or (b) the 50th anniversary of the date hereof. Notwithstanding the foregoing, Sections 2.1, 2.2, 2.3, 2.4 and 6.2 and Articles 3 and 4 shall terminate and be of no further force or effect from and after the IPO Effectiveness Date.

9.13 Further Assurances. Each of the parties shall, and shall cause their respective Affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Investor Rights Agreement on the date first written above.

NYMEX HOLDINGS, INC.

By:	/S/ MITCHELL STEINHAUSE
Name:	Mitchell Steinhause
Title:	Chairman and Chief Executive Officer

GENERAL ATLANTIC PARTNERS 82, L.P.

By: GENERAL ATLANTIC LLC,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAPSTAR, LLC

By: GENERAL ATLANTIC LLC,
its Sole Member

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

GAP COINVESTMENTS III, LLC

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

GAP COINVESTMENTS IV, LLC

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	A Managing Member

Signature Page to the Investor Rights Agreement

GAPCO GMBH & CO. KG

By: GAPCO MANAGEMENT GMBH,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	Managing Director

GAP COINVESTMENTS CDA, L.P.

By: GENERAL ATLANTIC LLC,
its General Partner

By:	/S/ WILLIAM E. FORD
Name:	William E. Ford
Title:	President and Managing Director

Signature Page to Investor Rights Agreement

EXHIBIT A

CERTIFICATE OF INCORPORATION

See Exhibit 3.1 to the Current Report on Form 8-K filed March 17, 2006

EXHIBIT B

BYLAWS

See Exhibit 3.2 to the Current Report on Form 8-K filed March 17, 2006

EXHIBIT C-1

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares, par value $0.01 per share, of Common Stock (the “Shares”) of NYMEX Holdings, Inc., a Delaware corporation (the “Company”);

The Shares are subject to the Investor Rights Agreement, dated March 14, 2006 (the “Investor Rights Agreement”), among the Company and the other parties listed on the signature pages thereto, and the Registration Rights Agreement, dated March 14, 2006 (the “Registration Rights Agreement,” and together with the Investor Rights Agreement, the “Agreements”) among the Company and the other parties listed on the signature pages thereto.

The undersigned has been given copies of each of the Agreements and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms and conditions.

Pursuant to the respective terms and conditions of the Agreements, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the respective terms and conditions of the Agreements and the recipient of such Shares acknowledges the terms and conditions of each of the Agreements and agrees to be bound thereby pursuant to this Acknowledgment and Agreement.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) the undersigned has been given copies of each of the Agreements and afforded ample opportunity to read and to have counsel review them, and the undersigned is thoroughly familiar with their respective terms and conditions, (ii) the Shares are subject to the terms and conditions set forth in each of the Agreements, and (iii) the undersigned does hereby agree fully to be bound thereby as a “General Atlantic Stockholder” under the Investor Rights Agreement, and to be bound as a “General Atlantic Stockholder” or a “Designated Holder,” as the case may be, under the Registration Rights Agreement.

This              day of             , 20    .

EXHIBIT C-2

ACKNOWLEDGMENT AND AGREEMENT

The undersigned wishes to receive from                      (“Transferor”) certain shares, par value $0.01 per share, of Common Stock (the “Shares”) of NYMEX Holdings, Inc., a Delaware corporation (the “Company”) pursuant to Section 3.1 of the Investor Rights Agreement, dated March 14, 2006 (the “Investor Rights Agreement”), among the Company and the other parties listed on the signature pages thereto.

The Shares are subject to the Investor Rights Agreement.

The undersigned has been given a copy of the Investor Rights Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions.

Pursuant to the terms and conditions of the Investor Rights Agreement, the Transferor is prohibited from transferring such Shares and the Company is prohibited from registering the transfer of the Shares unless and until a transfer is made in accordance with the terms and conditions of the Investor Rights Agreement and the recipient of such Shares acknowledges the terms and conditions of the Investor Rights Agreement and agrees to be bound thereby pursuant to this Acknowledgment and Agreement.

The undersigned wishes to receive such Shares and have the Company register the transfer of such Shares.

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned and the Company to register such transfer, the undersigned does hereby acknowledge and agree that (i) the undersigned has been given a copy of the Investor Rights Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms and conditions, (ii) the Shares are subject to the terms and conditions set forth in the Investor Rights Agreement, and (iii) the undersigned does hereby agree as follows:

(a) The undersigned is hereby bound as a “Stockholder” as such term is defined in the Investor Rights Agreement, and, for the avoidance of doubt, the undersigned is not a “General Atlantic Stockholder” as such term is defined in the Investor Rights Agreement and shall have no rights as a General Atlantic Stockholder.

(b) To the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this clause (b) or are otherwise subject to similar provisions, the undersigned agrees that the number of its Shares that may be sold, including a sale pursuant to Rule 144 under the Securities Act, that may be offered for sale, contracted for sale (including without limitation any short sale), subject to any option to purchase or subject to any hedging or similar transaction with the same economic effect as a sale, is subject to the applicable Restricted Period (as hereinafter defined). A legend shall be placed on each certificate representing Shares subject to a Restricted Period to the effect that such Shares are subject to the restrictions of the Restricted Period, which legend shall be removed from a certificate upon the end of a Restricted Period applicable to such Shares.

(c) Further, and without reducing or affecting any applicable Restricted Period, the undersigned agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute identical agreements or are otherwise subject to similar provisions, not to effect any public sale or distribution of any Shares or of any securities convertible into or exchangeable or exercisable for such Shares, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Shares, during the period beginning on the effective date of the Registration Statement relating to the Initial Public Offering and ending on the date that is 180 days after such effective date (except as part of such registration). Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period described in the foregoing sentence the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2) prior to the expiration of such 180-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 180-day period, the restrictions imposed by this clause (c) shall continue to apply with respect to Shares that were subject to a Restricted Period that was scheduled to expire upon the expiration of such 180-day period until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event. The undersigned agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of its Initial Public Offering on terms consistent with this clause (c).

(d) Further, and without reducing or affecting any applicable Restricted Period, the undersigned agrees, to the extent (i) requested by the Company’s managing underwriter and (ii) the Company’s holders in excess of five percent (5%) of the Company’s outstanding capital stock execute agreements identical to those referred to in this clause (d) or are otherwise subject to similar provisions, not to effect any public sale or distribution of any Shares or of any securities convertible into or exchangeable or exercisable for such Shares, including a sale pursuant to Rule 144 under the Securities Act, or offer to sell, contract to sell (including without limitation any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of any Shares, during the period beginning on the effective date of any Registration Statement of the Company (other than the Registration Statement relating to the Initial Public Offering) and ending on the earlier of (i) the date on which all Shares registered on such Registration Statement are sold and (ii) ninety (90) days after the effective date of such Registration Statement (except as part of such registration). The undersigned agrees that it shall execute a lock-up agreement with the Company’s managing underwriter of an offering described in this clause (d) on terms consistent with this clause (d).

(e) “Restricted Period” means each of the periods commencing on the date of the Initial Public Offering and ending (x) with respect to one-third of the shares of Preferred Stock (including the shares of Conversion Common Stock issuable upon conversion thereof) acquired by the General Atlantic Stockholders pursuant to the Stock Purchase Agreement (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, stock dividend, stock distribution or similar event) (the “Original GA Shares”), 180 days thereafter (or such shorter restriction period applicable to any share of Series A-1 Common Stock to the extent that the Company has reduced the duration or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-1 Common Stock or such shorter period to the extent the Company has Released (as hereinafter defined) the Original GA Shares), unless a later date is mandated by the second sentence of clause (c) above, and in such case as of such later date, (y) with respect to one-third of the Original GA Shares, 360 days thereafter (or such shorter restriction period applicable to any share of Series A-2 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-2 Common Stock or such shorter period to the extent the Company has Released the Original GA Shares), and (z) with respect to one-third of the Original GA Shares, 540 days thereafter (or such shorter restriction period applicable to any share of Series A-3 Common Stock to the extent that the Company has reduced the duration of or otherwise removed in whole or in part the transfer restrictions applicable to any share of Series A-3 Common Stock or such shorter period to the extent the Company has Released the Original GA Shares) so that none of the Shares shall be subject to a Restricted Period as of such 540th day. Reductions or Releases to allow (i) transfers of shares of Pre-IPO Common Stock (1) to the transferor’s spouse or child, (2) to a trust established for the benefit of the transferor or the transferor’s spouse or child, (3) to the beneficial owner of an individual retirement account, provided that the transferor is such individual retirement account, (4) to the estate of a deceased stockholder and such transfer was pursuant to the deceased stockholder’s will or the applicable laws of descent and distribution, (5) to the beneficiary of an estate referred to in clause (4) above, provided that the transferor is such estate and such beneficiary is the spouse or child of the deceased stockholder or a trust for the sole benefit of such spouse or child, or (6) pursuant to a pledge as collateral or assignment for the benefit of New York Mercantile Exchange, Inc. and clearing members of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc., in each case where the transferee receives the same series of Pre-IPO Common Stock as held by the transferor, (ii) transfers to satisfy claims of New York Mercantile Exchange, Inc. as permitted or required under the certificate of incorporation, bylaws, rules or regulations of New York Mercantile Exchange, Inc. or (iii) any redemption by the Company that has been approved by the Board of Directors, in each case shall not shorten the Restricted Period.

(f) “Release” means any action by the Company, in its sole and absolute discretion, to reduce the duration of, or to remove, in whole or in part, the Restricted Period.

This              day of             , 20    .